UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Kifer Road Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Pursuant to that certain Agreement and Plan of Merger, between and among Silicon Storage Technology, Inc., or SST, Technology Resources Holdings, Inc. and Technology Resources Merger Sub, Inc., dated November 13, 2009, or the Merger Agreement, SST was permitted until 11:59 p.m. California time on December 28, 2009 to engage in a “go-shop” process. As part of the “go-shop” process, the Strategic Committee of SST’s Board of Directors, with the assistance of independent financial and legal advisors, contacted over 140 prospective buyers, several of whom have been designated by the Strategic Committee as an “Excluded Party” as defined in the Merger Agreement. By designating each party as an Excluded Party, SST is permitted to continue discussions with each of these parties with respect to a non-binding indication of interest submitted by such Excluded Party. Technology Resources Holdings, Inc. has notified the Strategic Committee that it disagrees with the designation of such parties as Excluded Parties under the Merger Agreement.

SST has not received any binding offers and has not reached a definitive agreement with any Excluded Party. Investors and shareholders are cautioned that SST may not receive a definitive binding offer, negotiate a definitive agreement or consummate a transaction with any Excluded Party as a result of these discussions. SST does not anticipate making further public disclosure with respect to any Excluded Party unless and until a definitive agreement has been reached or such disclosure is otherwise required by law.

The Merger Agreement is filed as Exhibit 2.1 to our Current Report on Form 8-K, dated November 13, 2009, as filed with the Securities and Exchange Commission, or SEC, on November 13, 2009.

Forward-Looking Statements

Statements about the “go-shop” process and all other statements in this Current Report on Form 8-K other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated or a definitive agreement with an Excluded Party will be executed. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of any transaction; approval of any transaction by our shareholders; satisfaction of various other conditions to the closing of any transaction; and the risks that are described from time to time in our reports filed with the SEC including our Annual Report on Form 10–K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. This Current Report speaks only as of its date, and we disclaim any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed merger with Technology Resources Holdings, Inc. and Technology Resources Merger Sub, Inc., Silicon Storage Technology, Inc. has filed a preliminary proxy statement and other related documents with the SEC. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these documents and other documents filed by Silicon Storage Technology, Inc. at the SEC’s web site at www.sec.gov and at the Investor section of our website at www.SST.com. The proxy statement and such other documents may also be obtained for free from Silicon Storage Technology, Inc. by directing such request to Silicon Storage Technology, Inc., Attention: Ricky Gradwohl, 1020 Kifer Road, Sunnyvale, California 94086, Telephone: (408) 735-9110.

Silicon Storage Technology, Inc. and our directors and executive officers may be deemed to be participants in the solicitation of proxies from our shareholders in connection with the proposed merger with Technology Resources Holdings, Inc. and Technology Resources Merger Sub, Inc. Information about Silicon Storage Technology, Inc.’s directors and executive officers is set forth in Silicon Storage Technology, Inc.’s preliminary proxy statement on Schedule 14A filed with the SEC on December 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 30, 2009

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ JAMES B. BOYD
James B. Boyd
Senior Vice President, Finance and Chief Financial Officer